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                                       56


                                   AMENDMENT OF
                               1992 NOTE AGREEMENT


         This Amendment of 1992 Note Agreement ("Amendment"), entered into as of October 25, 2001, by and among CONE MILLS CORPORATION (the "Company") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Noteholder").

         WHEREAS, the parties hereto have executed and delivered that certain Note Agreement dated as of August 13, 1992 (as previously amended and as it may be further amended, modified or supplemented, the "Note Agreement");

         WHEREAS, the Company has requested that the required prepayment of the Notes currently scheduled for December 7, 2001 be postponed until December 22, 2001, and that the Noteholder agree that the maturity date of the revolving credit facility maintained under paragraph 5L the Note Agreement be extended to December 22, 2001;

         WHEREAS, Noteholder is willing to enter into this Amendment subject to the satisfaction of conditions and terms set forth herein;

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.       Amendments to Note Amendment.

        1A.      Paragraph 4A of the Note  Agreement. Subparagraph (i) of
Paragraph 4A is amended in its entirety to read as follows:

                 4A. Required Prepayments. (i) Required Prepayments. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $10,714,285.00 on August 13 in each of the years 1996 to 1999, inclusive, and on August 7, 2000 an amount equal to the Sharing Payment received by Prudential on August 7, 2000, and on December 22, 2001 the sum equal to (A) $10,714,285.00 plus
        (B) the difference between $10,714,285.00 and the principal payment made on August 7, 2000, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining principal amount of the Notes, together with interest accrued thereon, shall become due on August 7, 2002, the maturity date of the Notes.

        1B.      Paragraph 5 of the Note Agreement. Paragraph 5L is amended in its entirety to read as follows:


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                                       57


                 5L. Credit Facility. The Company shall maintain at all times a revolving credit facility having a maturity date no earlier than December 22, 2001 with at least $73,000,000 less any Sharing Payments or Disposition Payments (as defined in the Senior Debt Intercreditor Agreement) received by the lenders with respect to the Credit Agreement under Section 3.4 of the Senior Debt Intercreditor Agreement in aggregate commitments available thereunder and otherwise in form and substance satisfactory to the Required Holders, and on or prior to October 29, 2001, the Company shall maintain at all times a revolving credit facility (or a binding commitment therefore with an effective date on or prior to December 22, 2001) having a maturity date no earlier than November 7, 2003 with at least $67,000,000 in aggregate commitment available thereunder and otherwise in form and substance satisfactory to the Required Holders.

        2. Conditions of Effectiveness. Upon satisfaction of the following, the effective date of this Amendment shall be October 25, 2001 (the "Effective Date"). This Amendment shall become effective when, and only when, (a) the Noteholder shall have received all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the Noteholder:

                (i) executed originals of each of this Amendment and the Consent of Guarantors, attached hereto;

                (ii) a duly executed amendment to the Credit Agreement extending the terminated date thereof to December 22, 2001 and otherwise in form and substance acceptable to the Noteholder under which all conditions have been satisfied and that is in full force and effect;

                (iii) a duly executed letter from General Electric Capital Corporation, in form and substance satisfactory to the Noteholder, confirming that the conditions set forth in the securitization agreement with the Company have been satisfied; and

                (iv) such other documents, instruments, approvals or opinions as the Noteholder may reasonably request.

        (b) The Company shall have paid all costs and expenses (including legal fees) incurred by the Noteholder; and

        (c) The representations and warranties contained herein shall be true on and as of the date hereof, and there shall exist on the date hereof no Event of Default or Default; except as disclosed in writing to the Noteholder, there shall exist no material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries since December 31, 2000; and the Company shall have delivered to the Noteholder an Officer's Certificate to such effect.

        3.      Representations and Warranties.


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                                       58


        (a) The Company hereby repeats and confirms each of the representations and warranties made by it in the Credit Agreement (it being understood that any reference therein to (i) Lender includes the Noteholder, and (ii) Loan Documents includes the Note Agreement and the Notes, as amended hereby) and in paragraph 8H of the Note Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Note Agreement as amended hereby.

        (b)     The Company further represents and warrants as follows:

                (i) The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) its charter or by-laws, (B) law or (C) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

                (ii) No governmental approval is required for the due execution, delivery and performance by the Company of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

                (iii) This Amendment constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

                (iv) There are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Note Agreement, as amended by this Amendment.

        4. Consent to Amendment of Credit Agreement. The Required Holders hereby consent to the amendment of Section 1.1 of the Credit Agreement as set forth in Amendment No. 7 to Credit Agreement dated October 25, 2001.

        5.      Miscellaneous.

        5A.     Reference to and Effect on the Note Agreement.  (a) Upon  the
effectiveness of this Amendment, on and after the date hereof each reference in the Note Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Agreement, and each reference in any other document to "the Note Agreement", "thereunder", "thereof" or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.


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                                       59


        (b) Except as specifically amended and waived above, the Note Agreement, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

        (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of a Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

        5B.     Costs and Expenses. The Company agrees to pay on demand all costs and expenses incurred by any holder of a Note in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this paragraph 5B.

        5C.     Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

        5D.     Governing Law. This Amendment shall be governed by, and
construed in accordance with, the laws of the State of New York.

        5E.     Estoppel. To induce the Noteholder to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of the Company against any holder of the Notes with respect to the obligations of the Company to any such holder, either with or without giving effect to this Amendment.



                            [Signatures on Next Page]


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                                       60


        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     CONE MILLS CORPORATION


                                     By /s/ W. Scott Wenhold
                                     Name: W. Scott Wenhold
                                     Title: Treasurer


                                     THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA


                                      By /s/ Thomas E. Luther, CFA
                                      Name: Thomas E. Luther, CFA
                                      Title: Vice President


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                                       61


                     CONSENT AND REAFFIRMATION OF GUARANTORS


         Each of the undersigned (i) acknowledges receipt of the foregoing Amendment of 1992 Note Agreement, dated as of October 25, 2001 (the "Amendment"), (ii) consents to the execution and delivery of the Amendment by the parties thereto, and (iii) reaffirms all of its obligations and covenants under the Guaranty Agreement dated as of January 28, 2000, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.


                                       CIPCO S.C., INC.


                                       By /s/ Cheryl G. Hollis
                                       Name: Cheryl G. Hollis
                                       Title: Assistant Secretary


                                       CONE FOREIGN TRADING LLC


                                       By /s/ Neil W. Koonce
                                       Name: Neil W. Koonce
                                       Title: Vice President